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                                                                    Exhibit 99.1


                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies that:

1) This periodic report does not fully comply with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, in that it is being filed with the Securities and Exchange Commission (the 'Commission") beyond the time period prescribed by the Commission's rules and forms.

2) To the best of our knowledge and after reviewing the periodic report, the information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of Ridgewood Electric Power Trust II.

Date:  July 15, 2005           /s/ Robert E. Swanson
                             --------------------------------
                             Robert E. Swanson
                             Chief Executive Officer

Date:  July 15, 2005          /s/ Douglas Wilson
                             --------------------------------
                             Douglas Wilson
                             Chief Financial Officer